1 B & T Factory Direct Exhibit 99.1

Comp Store Trend
-5.0%
-2.3%
-1.1%
2.4%
9.2%
4.8%
1.6%
2.8%
2.3%
2.5%
3.7%
7.9%
5.4%
10.6%
13.0%
7.5%
6.2%
3.90%
-1.1%
-2%
-0.3%
-6.0%
-4.0%
-2.0%
0.0%
2.0%
4.0%
6.0%
8.0%
10.0%
12.0%
14.0%
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1
Stores change to
lifestyle presentation
2004
2003
2005
2006
2008
2007

Forward Looking Statements:
This presentation contains certain forward-looking statements concerning the
Company's operations, performance, and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the failure to implement the Company's business plan for increased profitability and growth in the Company's retail stores sales and direct-to-consumer segments, the failure of management to develop the Company’s new direct to consumer businesses, the failure of changes in management to achieve improvement in the
Company's competitive position, adverse changes in costs vital to catalog operations, such as postage, paper and acquisition of prospects, declining response rates to catalog offerings, failure to maintain efficient and uninterrupted order-taking and fulfillment in our direct-to-consumer business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, escalation of energy costs, a weakness in overall consumer demand, increases in wage rates, the ability to hire and train associates, trade and security restrictions and political or financial instability in countries where goods are manufactured, increases in raw material costs from inflation and other factors, the interruption of merchandise flow from the
Company's centralized distribution facilities, competitive pressures, and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange
Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2008 filed on March 26, 2008 and other Company filings with the
Securities and Exchange Commission. Casual Male assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.